Exhibit 16.1

February 28 2022

Securities and Exchange Commission

100 F Street NE
Washington, DC 20549

 Ladies and Gentlemen:

We have read the statements made by Moving Image Technologies, Inc. (the “Company”), set forth in Item 4.02 of the Company’s amended Current Report on Form 8-K/A, dated February 28, 2022 (the “Form 8-K/A”). We agree with the statements concerning our Firm contained in such Item 4.02.

This letter does not comment on the Company’s statements in the original Item 4.02 of Form 8-K filing on February 22, 2022.

Very truly yours,

/s/ CohnReznick LLP